UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2007

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2007, Ener1, Inc. ("Ener1) was party to a Purchase Agreement, a Warrant Agreement and a Registration Rights Agreement related to 1) the sale by Ener1 Group, Inc. ("Ener1 Group") of 20,000,000 shares of Ener1 unregistered common stock owned by Ener1 Group and 2) the issuance by Ener1 of warrants to purchase 5,000,000 shares of Ener1 common stock. In addition, Ener1 Group sold 2,000,000 shares of Ener1 common stock and warrants to purchase 500,000 shares of Ener1 common stock to the Vice Chairman of Ener1.

Under the terms of the Registration Rights Agreement, Ener1 is required to use its reasonable and best efforts to file a registration statement for the common stock and the common stock underlying the warrants with the Securities and Exchange Commission within 45 days of the closing and have the registration statement declared effective within 120 days of the closing.

Item 3.02 Unregistered Sales of Equity Securities.

On January 5, 2007, Ener1 Group exercised 16 million warrants to purchase Ener1 common stock at an exercise price of $0.25 per share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

January 8, 2007	By:	Ajit Habbu

Name: Ajit Habbu
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.01	Purchase Agreement
10.02	Registration Rights Agreement
10.03	Warrant Agreement